Exhibit 10.3

LIVEDEAL, INC.
AMENDED AND RESTATED 2003 STOCK PLAN
NOTICE OF STOCK OPTION AWARD

Optionee’s Name and Address:

You have been granted an option to purchase shares of Common Stock of LiveDeal, Inc. (the “Company”), subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Company’s Amended and Restated 2003 Stock Plan (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows:

Award Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:	$
Total Number of Shares of
Common Stock Subject
to the Option (the “Stock”):
Total Exercise Price:	$
Type of Option (Check one):	☐ Non-Qualified Stock Option
☐ Incentive Stock Option
Expiration Date:

Vesting Schedule:

Subject to Optionee’s continuous service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

DATE	PERCENTAGE OF OPTION THAT IS EXERCISABLE

IN WITNESS WHEREOF, the Company and the Optionee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

LIVEDEAL, INC.

By: Michael Edelhart
Its: CEO

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF OPTIONEE’S CONTINUOUS SERVICE OR EMPLOYMENT, AS APPLICABLE, (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE COMPANY’S 2007 STOCK INCENTIVE PLAN SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF OPTIONEE’S CONTINUOUS SERVICE OR EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S CONTINUOUS SERVICE OR EMPLOYMENT, WITH OR WITHOUT CAUSE.

The Optionee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he, she, or it is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Optionee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or Board of the Company upon any questions arising under this Notice, the Plan or the Option Agreement.  The Optionee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Optionee

Award Number ________

LIVEDEAL, INC.
AMENDED AND RESTATED 2003 STOCK PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

RECITALS

A.             The Board of Directors of the Company (“Board”) has adopted the Plan to promote the success, and enhance the value the Company by linking the personal interests of its employees and non-employee service providers to those of Company stockholders and to provide flexibility to the Company in its ability to motivate, attract, and retain the services of its employees and non-employee service providers upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

B.             The Board has approved the granting of options to Optionee pursuant to the Plan, the Notice of Stock Option Award (“Notice”) attached hereto, and this Agreement to provide an incentive to Optionee to focus on the long-term growth of the Company.  All capitalized terms set forth in this Stock Option Award Agreement that are not otherwise defined, will have the meaning ascribed to them in the Plan or Notice, as applicable.

1.             Grant of Option.  The Company hereby grants to Optionee the right and option (hereinafter referred to as the “Option”) to purchase an aggregate of the number of shares as set forth in the Notice (such number being subject to adjustment as provided in paragraph 10 hereof and Article 11 of the Plan) of the common stock of the Company (the “Stock”) on the terms and conditions herein set forth.  This Option may be exercised in whole or in part and from time to time as hereinafter provided.  If designated in the Notice as an “Incentive Stock Option”, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the the Internal Revenue Code of 1986, as amended (the “Code”).

2.              Vesting of Option.  Subject to the provisions set forth in this Agreement and the Plan, the Option shall vest and become exercisable in accordance with the vesting schedule set forth in the Notice.

3.              Purchase Price.  The price at which Optionee shall be entitled to purchase the Stock covered by the Option shall be the per share price as set forth in the Notice, which the Committee has determined to be the Fair Market Value as of the Grant Date.

4.              Term of Option.  The Option granted under this Agreement shall expire, unless otherwise exercised, ten years from the Grant Date (“Expiration Date”), subject to earlier termination as provided in paragraph 8 hereof.

5.              Exercise of Option.  The Option may be exercised by Optionee as to all or any part of the Stock then vested by delivery to the Company of written notice of exercise in the form attached hereto as Exhibit A (“Exercise Notice”) and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

6.              Method of Exercising Option.  Subject to the terms and conditions of this Agreement, the Option may be exercised by timely delivery of written notice to the Company or the brokerage firm or firms approved by the company to facilitate exercises and sales under the Plan, which notice shall be effective on the date received by the Company or the brokerage firm or firms (“Effective Date”).  The notice shall state Optionee’s election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of Optionee.  Such notice shall be signed by Optionee and shall be accompanied by payment of the purchase price of such shares.  In the event the Option shall be exercised by a person or persons other than Optionee pursuant to paragraph 8 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.  All shares delivered by the Company upon exercise of the Option shall be fully paid and nonassessable upon delivery.  In the event the Stock purchasable pursuant to the exercise of the Option has not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Optionee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

7.              Method of Payment for Options.  Payment for shares purchased upon the exercise of the Option shall be made by Optionee in cash, previously-acquired Stock held for more than six months, promissory note net issuance, property (including broker-assisted arrangements) or other forms of payment permitted by the Committee and communicated to Optionee in writing prior to the date Optionee exercises all or any portion of the Option.

8.              Termination of Employment or Service.

8.1           General. If the Optionee’s employment or service is terminated for any reason other than Cause, death or Disability, then the Optionee may at any time within 90 days after the effective date of termination of employment or service exercise the vested portion of the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination.  Upon the Optionee’s termination of employment or service with the Company for any reason, the non-vested portion of the Option will lapse upon the date of such termination.  In no event shall the Option be exercisable after the Expiration Date.  If the Company terminates the Optionee’s employment or service for Cause, any and all Options then held by the Optionee (both exercisable and not exercisable) shall lapse.

8.2           Death or Disability of Optionee.  In the event of the death or Disability (as that term is defined in the Plan) of Optionee within a period during which the Option, or any part thereof, could have been exercised by Optionee, including 90 days after termination of employment or service (the “Option Period”), the Option shall lapse unless it is exercised within the Option Period and in no event later than one year after the date of Optionee’s death or Disability by Optionee or Optionee’s legal representative or representatives in the case of a Disability or, in the case of death, by the person or persons entitled to do so under Optionee’s last will and testament or if Optionee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution.  An Option may be exercised following the death or Disability of Optionee only if the Option was exercisable by Optionee immediately prior to his death or Disability.  In no event shall the Option be exercisable after the Expiration Date.  The Committee shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 8 to exercise the Option.

9.              Prohibited Activity

9.1           General.  If the Optionee engages in any “Prohibited Activity”, this Option Agreement will terminate effective as of the date on which the Optionee first engages in such activity, unless sooner terminated under the Plan or this Option Agreement.  In addition, if the Optionee has exercised all or any portion of the Option within the period beginning 365 days prior to the Optionee first engaging in the Prohibited Activity, any “Option Gain” shall be paid by the Optionee to the Company.

9.2           Defined.  For purposes of this provision, the term Prohibited Activity shall include:

(a)            conduct related to the Optionee’s employment or services for which either civil or criminal penalties against the Optionee may be sought;

(b)            violation of Company policies, including, without limitation, the Company’s insider trading policy;

(c)            accepting employment with or serving as a consultant, advisor, or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former, or future employee of the Company; or

(d)            disclosing or misusing any confidential information or material concerning the Company.

9.3           Option Gain.  For purposes of this provision, the term Option Gain shall mean any gain represented by the closing market price per share of Stock on the date of such exercise(s) over the exercise price per share, multiplied by the number of shares of Stock subject to the Option exercise, without regard to any subsequent market price decrease or increase.

9.4           Consent.  By accepting this Option, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee by the Company), to the extent of any amounts the Optionee is obligated to pay the Company under 9.1 above.  Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amounts the Optionee owes it, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.

9.5           Release.  The Optionee may be released from the Optionee’s obligations under paragraph 1 above only if the Committee determines that, in its sole discretion, such action is in the best interests of the Company.

10.           Nontransferability.  The Option granted by this Agreement shall be exercisable only during the term of the Option provided in paragraph 4 hereof and, except as provided in paragraph 8 above, only by Optionee during his lifetime and while in the employment or service of the Company.  Except as otherwise provided by the Committee, this Option shall not be transferable by Optionee or any other person claiming through Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or such other circumstances as the Committee deems acceptable pursuant to Section 10.5 of the Plan.

11.           Adjustments in Number of Shares and Option Price.  In the event of a stock dividend or in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, the Committee has the authority to substitute for each such remaining share of Stock then subject to this Option the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option, all as set forth in Article 11 of the Plan.

12.           Delivery of Shares.  No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided (unless a net issuance strategy is implemented); (ii) applicable taxes required to be withheld have been paid or withheld in full; and (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company.

13.           Definitions; Copy of Plan.  To the extent not specifically provided herein, all capitalized terms used in this Agreement shall have the same meanings ascribed to them in the Plan.  By the execution of this Agreement, Optionee acknowledges receipt of a copy of the Plan.

14.           Administration.  This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan.  The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect thereto and to this Agreement shall be final and binding upon Optionee and the Company.  In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

15.           Continuation of Employment or Service.  This Agreement shall not be construed to confer upon Optionee any right to continue in the employment or service of the Company and shall not limit the right of the Company, in its sole discretion, to terminate the employment or service of Optionee at any time.

16.           Obligation to Exercise.  Optionee shall have no obligation to exercise any option granted by this Agreement.

17.           Governing Law.  This Agreement shall be interpreted and administered under the laws of the State of Nevada.

18.           Amendments.  This Agreement may be amended only by a written agreement executed by the Company and Optionee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and Optionee has signed this Agreement as of the date first written above.

LIVEDEAL, INC.

By: Michael Edelhart
Its: Chief Executive Officer

ACCEPTED AND AGREED TO:

Optionee

EXHIBIT A

LIVEDEAL, INC.

AMENDED AND RESTATED 2003 STOCK PLAN

EXERCISE NOTICE

LiveDeal, Inc.
___________________________
___________________________
Attention:  Secretary

1.
Effective as of today, ______________, ___ the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of LiveDeal, Inc. (the “Company”) under and pursuant to the Company’s Amended and Restated 2003 Stock Plan (the “Plan”) and the [  ] Incentive [  ] Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated ______________, ________.

2.
Representations of the Optionee.  The Optionee acknowledges that the Optionee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.
Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in of the Plan.

4.	Delivery of Payment. The Optionee herewith delivers to the Company the full Exercise Price for the Shares in the form(s) provided for in the Option Agreement.

5.
Tax Consultation.  The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares.  The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

6.
Taxes.  The Optionee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.  In the case of an Incentive Stock Option, the Optionee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Award Date or within one (1) year from the date the Shares were transferred to the Optionee.  If the Company is required to satisfy any foreign, federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Optionee agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

7.
Restrictive Legends.  The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

8.
Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

9.	Headings. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

10.
Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Optionee or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on all persons.

11.
Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Arizona without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Arizona to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

12.
Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

13.	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

14.
Entire Agreement.  The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

Submitted by:	Accepted by:

OPTIONEE:	LIVEDEAL, INC.

By:

Title:
(Signature)

Address:	Address:

LiveDeal, Inc.

EXHIBIT B

LIVEDEAL, INC.

AMENDED AND RESTATED 2003 STOCK PLAN

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:	LIVEDEAL, INC.

SECURITY:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Optionee’s investment intent as expressed herein.  Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Optionee represents that he or she is a resident of the state of _________________.

Optionee:

Date: